Global Payments Reports Fourth Quarter and Year-End 2014 Earnings
Establishes Fiscal 2015 Cash Earnings Per Share Growth Expectations of 10% to 12%
Board Expands Total Share Repurchase Authorization to $320 Million

ATLANTA, July 29, 2014 -- Global Payments Inc. (NYSE: GPN), one of the largest worldwide providers of payment solutions, today announced results for its fiscal fourth quarter and year ended May 31, 2014.

“I am pleased with Global Payments’ strong financial performance for the fourth quarter and full fiscal year. During fiscal 2014, we grew cash earnings per share 13 percent, returned over $450 million dollars to shareholders and completed a $420 million acquisition to further diversify distribution in our largest market and complement our focus on differentiated technologies. We achieved key execution milestones, including meaningfully expanding our integrated solutions business in the U.S., delivering solid performance in Canada and adding to our direct distribution channels in Asia,” said Jeff Sloan, Chief Executive Officer of Global Payments Inc. “In fiscal 2015, we will continue to focus on our direct distribution strategy by leveraging our global technology platforms to deliver new, innovative products and services, driving operating margin expansion and delivering double-digit cash earnings per share growth.”

Full-Year 2014 Summary

•	Revenues grew 8% to $2.55 billion, compared to $2.38 billion in fiscal 2013.

•	Cash diluted earnings per share[1] grew 13% to $4.12, compared to $3.65 in the prior fiscal year.

•	GAAP full-year diluted earnings per share of $3.37, compared to $2.76 diluted earnings per share in the prior year.

Fourth Quarter 2014 Summary

•	Revenues grew 9% to $674.0 million, compared to $618.4 million in the fourth quarter of fiscal 2013.

•	Cash diluted earnings per share grew 11% to $1.09, compared to $0.98 in the fourth quarter of fiscal 2013.

•	GAAP diluted earnings per share were $0.72, compared to $0.53 in the fourth quarter of 2013.

2015 Outlook
For the full year of fiscal 2015, the company expects annual revenue of $2.69 billion to $2.76 billion, or 6% to 8% growth over fiscal 2014. The company also expects annual diluted earnings per share on a cash basis of $4.52 to $4.62, reflecting growth of 10% to 12% over fiscal 2014. Annual fiscal 2015 GAAP diluted earnings per share is expected to be $3.76 to $3.86.

1 See Schedule 2 for Cash Earnings and Schedule 6 and 7 for Reconciliations of Cash Earnings to GAAP.

Additional Share Repurchase Authorization
Global Payments’ board of directors also expanded its share repurchase authorization by an incremental $200 million, bringing its total current authorization to $320 million. Under the company’s new authorization, Global Payments may repurchase shares in the open market or as otherwise may be determined by the company, subject to market conditions, business opportunities and other factors. The company has no obligation to repurchase shares under this program. This authorization has no expiration date and may be suspended or terminated at any time. Repurchased shares will be retired but will be available for future issuance.

Conference Call
Global Payments will hold a conference call today, July 29, 2014, at 5:00 p.m. EDT to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com by clicking the “Webcast” button; or callers in North America may dial 1-888-895-3550 and callers outside North America may dial 1-706-758-8809. The pass code is “GPN.” A replay of the call may be accessed on the Global Payments website through August 12, 2014.

About Global Payments
Global Payments Inc. is one of the largest worldwide providers of payment solutions for merchants, value added resellers, enterprise software providers, financial institutions, government agencies, multi-national corporations and independent sales organizations located throughout North America, South America, Europe and the Asia-Pacific region.  Global Payments, a Fortune 1000 company, offers a comprehensive line of solutions and services for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management.  Visit www.globalpaymentsinc.com for more information about the company and its services.

This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our potential failure to safeguard our data; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased merchant, referral partner or ISO attrition; our ability to increase our share of existing markets and expand into new markets; political, economic and regulatory changes in the foreign countries in which we operate; system interruptions in service; increases in credit card network fees; future performance, integration and conversion of acquired operations; and other risk factors presented in our Annual Report on Form 10-K for the fiscal year ended May 31, 2014, which we advise you to review. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact: investor.relations@globalpay.com	Media contact: media.relations@globalpay.com
Jane Elliott	Amy Corn
770-829-8234	770-829-8755

SCHEDULE 1
GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended May 31,			Year Ended May 31,
	2014	2013	% Change	2014	2013	% Change

Revenues	$673,977	$618,352	9.0%	$2,554,236	$2,375,923	7.5%

Operating expenses:
Cost of service	253,373	229,951	10.2%	952,225	862,075	10.5%
Sales, general and administrative	331,687	290,568	14.2%	1,203,512	1,119,860	7.5%
Processing system intrusion	—	28,464	NM	(7,000)	36,775	NM
	585,060	548,983	6.6%	2,148,737	2,018,710	6.4%

Operating income	88,917	69,369	28.2%	405,499	357,213	13.5%

Other income (expense):
Interest and other income	2,093	3,647	(42.6)%	13,663	10,353	32.0%
Interest and other expense	(9,451)	(8,065)	17.2%	(41,812)	(33,282)	25.6%
	(7,358)	(4,418)	66.5%	(28,149)	(22,929)	22.8%

Income before income taxes	81,559	64,951	25.6%	377,350	334,284	12.9%
Provision for income taxes	(23,293)	(18,585)	25.3%	(107,398)	(95,571)	12.4%
Net income	58,266	46,366	25.7%	269,952	238,713	13.1%
Less: Net income attributable to noncontrolling interests, net of income tax	(6,641)	(5,561)	19.4%	(24,666)	(22,588)	9.2%
Net income attributable to Global Payments	$51,625	$40,805	26.5%	$245,286	$216,125	13.5%

Earnings per share attributable to Global Payments:
Basic	$0.73	$0.54	35.2%	$3.40	$2.78	22.3%
Diluted	$0.72	$0.53	35.8%	$3.37	$2.76	22.1%

Weighted average shares outstanding:
Basic	70,707	76,034		72,119	77,767
Diluted	71,322	76,651		72,688	78,227

NM - Not meaningful

SCHEDULE 2
CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended May 31,			Year Ended May 31,
	2014	2013	% Change	2014	2013	% Change

Revenues	$673,977	$618,352	9.0%	$2,554,236	$2,375,923	7.5%

Operating expenses:
Cost of service	234,856	214,080	9.7%	889,576	803,952	10.7%
Sales, general and administrative	317,085	285,017	11.3%	1,184,066	1,113,509	6.3%
	551,941	499,097	10.6%	2,073,642	1,917,461	8.1%

Operating income	122,036	119,255	2.3%	480,594	458,462	4.8%

Other income (expense):
Interest and other income	2,093	3,647	(42.6)%	11,540	10,353	11.5%
Interest and other expense	(8,110)	(8,065)	0.6%	(32,327)	(24,899)	29.8%
	(6,017)	(4,418)	36.2%	(20,787)	(14,546)	42.9%

Income before income taxes	116,019	114,837	1.0%	459,807	443,916	3.6%
Provision for income taxes	(30,249)	(32,693)	(7.5)%	(130,181)	(126,294)	3.1%
Net income	85,770	82,144	4.4%	329,626	317,622	3.8%
Less: Net income attributable to noncontrolling interests, net of income tax	(8,075)	(7,042)	14.7%	(30,295)	(32,206)	(5.9)%
Net income attributable to Global Payments	$77,695	$75,102	3.5%	$299,331	$285,416	4.9%

Earnings per share attributable to Global Payments:
Basic	$1.10	$0.99	11.1%	$4.15	$3.67	13.1%
Diluted	$1.09	$0.98	11.2%	$4.12	$3.65	12.9%

Weighted average shares outstanding:
Basic	70,707	76,034		72,119	77,767
Diluted	71,322	76,651		72,688	78,227

See Schedules 6 and 7 for a reconciliation of cash earnings to GAAP.

SCHEDULE 3
SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended May 31,
	2014		2013		% Change
	GAAP	Cash Earnings	GAAP	Cash Earnings	GAAP	Cash Earnings

Revenues:
United States	$407,153	$407,153	$372,425	$372,425	9.3%	9.3%
Canada	74,954	74,954	77,115	77,115	(2.8)%	(2.8)%
North America merchant services	482,107	482,107	449,540	449,540	7.2%	7.2%

Europe	153,577	153,577	132,217	132,217	16.2%	16.2%
Asia-Pacific	38,293	38,293	36,595	36,595	4.6%	4.6%
International merchant services	191,870	191,870	168,812	168,812	13.7%	13.7%

Total revenues	$673,977	$673,977	$618,352	$618,352	9.0%	9.0%

Operating income (loss) for segments:
North America merchant services	$70,420	$82,722	$69,101	$80,229	1.9%	3.1%
International merchant services	58,094	66,402	48,295	57,460	20.3%	15.6%
Corporate[1]	(39,597)	(27,088)	(48,027)	(18,434)	17.6%	(46.9)%
Operating income	$88,917	$122,036	$69,369	$119,255	28.2%	2.3%

	Year Ended May 31,
	2014		2013		% Change
	GAAP	Cash Earnings	GAAP	Cash Earnings	GAAP	Cash Earnings

Revenues:
United States	$1,488,659	$1,488,659	$1,394,675	$1,394,675	6.7%	6.7%
Canada	320,333	320,333	311,000	311,000	3.0%	3.0%
North America merchant services	1,808,992	1,808,992	1,705,675	1,705,675	6.1%	6.1%

Europe	587,463	587,463	522,593	522,593	12.4%	12.4%
Asia-Pacific	157,781	157,781	147,655	147,655	6.9%	6.9%
International merchant services	745,244	745,244	670,248	670,248	11.2%	11.2%

Total revenues	$2,554,236	$2,554,236	$2,375,923	$2,375,923	7.5%	7.5%

Operating income (loss) for segments:
North America merchant services	$272,251	$308,570	$258,910	$288,162	5.2%	7.1%
International merchant services	240,179	270,551	211,242	245,279	13.7%	10.3%
Corporate[1]	(106,931)	(98,527)	(112,939)	(74,979)	5.3%	(31.4)%
Operating income	$405,499	$480,594	$357,213	$458,462	13.5%	4.8%

1 GAAP and cash earnings include incremental security spend for the three and twelve months ended May 31. 2014. GAAP earnings for the twelve months ended May 31, 2014 include insurance proceeds of ($7M) related to the FY 2012 data intrusion. GAAP earnings for the three and twelve months ended May 31, 2013 include a data intrusion charge of $28.5 million and $36.8 million, respectively.

See Schedule 8 for reconciliation of cash earnings segment information to GAAP.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	May 31, 2014	May 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$581,872	$680,470
Accounts receivable, net of allowances for doubtful accounts of $401 and $509, respectively	214,574	189,435
Claims receivable, net	809	1,156
Settlement processing assets	780,917	259,204
Inventory	6,636	11,057
Deferred income taxes	12,963	6,485
Prepaid expenses and other current assets	45,673	66,685
Total current assets	1,643,444	1,214,492
Goodwill	1,337,285	1,044,222
Other intangible assets, net	535,173	400,848
Property and equipment, net	369,753	348,064
Deferred income taxes	101,928	95,178
Other	31,067	22,252
Total assets	$4,018,650	$3,125,056

LIABILITIES AND EQUITY
Current liabilities:
Lines of credit	$440,128	$187,461
Current portion of long-term debt	17,677	72,335
Accounts payable and accrued liabilities	290,106	262,890
Settlement processing obligations	451,317	162,558
Income taxes payable	12,390	18,870
Total current liabilities	1,211,618	704,114
Long-term debt	1,376,002	891,134
Deferred income taxes	209,099	170,723
Other long-term liabilities	89,132	72,478
Total liabilities	2,885,851	1,838,449

Commitments and Contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 68,845,643 and 75,426,099 issued and outstanding at May 31, 2014 and 2013, respectively	—	—
Paid-in capital	183,023	202,396
Retained earnings	815,980	958,751
Accumulated other comprehensive loss	(1,776)	(15,062)
Total Global Payments shareholders’ equity	997,227	1,146,085
Noncontrolling interests	135,572	140,522
Total equity	1,132,799	1,286,607
Total liabilities and equity	$4,018,650	$3,125,056

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended May 31,
	2014	2013
Cash flows from operating activities:
Net income	$269,952	$238,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	60,124	55,023
Amortization of acquired intangibles	61,945	56,765
Share-based compensation expense	29,793	18,427
Provision for operating losses and bad debts	20,574	21,659
Deferred income taxes	(1,799)	33,112
Other, net	(1,484)	(4,878)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(18,539)	(5,458)
Claims receivable	(11,569)	(11,858)
Settlement processing assets and obligations, net	(241,431)	(104,007)
Inventory	4,793	(1,187)
Prepaid expenses and other assets	18,995	(22,978)
Accounts payable and other accrued liabilities	9,224	(39,374)
Income taxes payable	(6,480)	6,587
Net cash provided by operating activities	194,098	240,546
Cash flows from investing activities:
Business, intangible and other asset acquisitions, net of cash acquired	(426,524)	(434,016)
Capital expenditures	(81,411)	(98,590)
Principal collections on financing receivables	2,658	2,812
Net proceeds from sale of investments and business	3,607	1,227
Net cash used in investing activities	(501,670)	(528,567)
Cash flows from financing activities:
Net borrowings (payments) on short-term lines of credit	252,667	(27,930)
Proceeds from issuance of long-term debt	2,690,000	1,135,327
Principal payments under long-term debt	(2,260,597)	(482,349)
Acquisition of redeemable noncontrolling interest	—	(242,000)
Payment of debt issuance costs	(5,961)	(3,987)
Repurchase of common stock	(447,307)	(175,297)
Proceeds from stock issued under share-based compensation plans	31,727	10,543
Common stock repurchased - share-based compensation plans	(5,681)	(10,244)
Tax benefit from share-based compensation plans	6,475	1,863
Distributions to noncontrolling interests	(36,670)	(16,206)
Dividends paid	(5,757)	(6,198)
Net cash provided by financing activities	218,896	183,522
Effect of exchange rate changes on cash	(9,922)	3,694
Decrease in cash and cash equivalents	(98,598)	(100,805)
Cash and cash equivalents, beginning of the period	680,470	781,275
Cash and cash equivalents, end of the period	$581,872	$680,470

SCHEDULE 6
RECONCILIATION OF QUARTERLY CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended May 31, 2014
	GAAP	Processing System Intrusion	Other[1]	Cash Earnings Adjustments[2]	Cash Earnings
Revenues	$673,977	$—	$—	$—	$673,977
Operating expenses:
Cost of service	253,373	—	(125)	(18,392)	234,856
Sales, general and administrative	331,687	—	(14,602)	—	317,085
Processing system intrusion	—	—	—	—	—
	585,060	—	(14,727)	(18,392)	551,941
Operating income	88,917	—	14,727	18,392	122,036
Other income (expense):
Interest and other income	2,093	—	—	—	2,093
Interest and other expense	(9,451)	—	1,341	—	(8,110)
	(7,358)	—	1,341	—	(6,017)
Income before income taxes	81,559	—	16,068	18,392	116,019
Provision for income taxes	(23,293)	—	(1,237)	(5,719)	(30,249)
Net income	58,266	—	14,831	12,673	85,770
Less: Net income attributable to noncontrolling interests, net of income tax	(6,641)	—	—	(1,434)	(8,075)
Net income attributable to Global Payments	$51,625	$—	$14,831	$11,239	$77,695
Diluted shares	71,322				71,322
Diluted earnings per share	$0.72	$—	$0.21	$0.16	$1.09

	Three Months Ended May 31, 2013
	GAAP	Processing System Intrusion	Other[1]	Cash Earnings Adjustments[2]	Cash Earnings

Revenues	$618,352	$—	$—	$—	$618,352
Operating expenses:
Cost of service	229,951	—	(1,197)	(14,674)	214,080
Sales, general and administrative	290,568	—	(5,551)	—	285,017
Processing system intrusion	28,464	(28,464)	—	—	—
	548,983	(28,464)	(6,748)	(14,674)	499,097
Operating income	69,369	28,464	6,748	14,674	119,255
Other income (expense):
Interest and other income	3,647	—	—	—	3,647
Interest and other expense	(8,065)	—	—	—	(8,065)
	(4,418)	—	—	—	(4,418)
Income before income taxes	64,951	28,464	6,748	14,674	114,837
Provision for income taxes	(18,585)	(8,865)	(1,053)	(4,190)	(32,693)
Net income	46,366	19,599	5,695	10,484	82,144
Less: Net income attributable to noncontrolling interests, net of income tax	(5,561)	—	—	(1,481)	(7,042)
Net income attributable to Global Payments	$40,805	$19,599	$5,695	$9,003	$75,102
Diluted shares	76,651				76,651
Diluted earnings per share	$0.53	$0.26	$0.07	$0.12	$0.98

1 For the period ended May 31, 2014, represents acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a nonrecurring charge associated with our retained interest in Brazil, an adjustment to the costs associated with the debt refinancing we completed in February 2014, non-cash losses from the retirement of fixed assets and charges related to employee termination benefits. For the prior period, represents one-time charges primarily related to employee termination benefits and certain contract settlement and related costs.

2Represents adjustments to cost of service to exclude acquisition intangible amortization expense from net income and the related income tax benefit.

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the three months ended May 31, 2014 and 2013 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to the processing system intrusion, acquisition intangible amortization, acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a nonrecurring charge associated with our retained interest in Brazil, non-cash losses from the retirement of fixed assets, employee termination benefits and an adjustment to the costs associated with the debt refinancing. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

SCHEDULE 7
RECONCILIATION OF YEAR TO DATE CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended May 31, 2014
	GAAP	Processing System Intrusion[1]	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings
Revenues	$2,554,236	$—	$—	$—	$2,554,236
Operating expenses:
Cost of service	952,225	—	(704)	(61,945)	889,576
Sales, general and administrative	1,203,512	—	(19,446)	—	1,184,066
Processing system intrusion	(7,000)	7,000	—	—	—
	2,148,737	7,000	(20,150)	(61,945)	2,073,642
Operating income	405,499	(7,000)	20,150	61,945	480,594
Other income (expense):
Interest and other income	13,663	—	(2,123)	—	11,540
Interest and other expense	(41,812)	—	9,485	—	(32,327)
	(28,149)	—	7,362	—	(20,787)
Income (loss) before income taxes	377,350	(7,000)	27,512	61,945	459,807
(Provision) benefit for income taxes	(107,398)	2,393	(5,351)	(19,825)	(130,181)
Net income (loss)	269,952	(4,607)	22,161	42,120	329,626
Less: Net income attributable to noncontrolling interests, net of income tax	(24,666)	—	—	(5,629)	(30,295)
Net income (loss) attributable to Global Payments	$245,286	$(4,607)	$22,161	$36,491	$299,331
Diluted shares	72,688				72,688
Diluted earnings (loss) per share	$3.37	$(0.07)	$0.31	$0.51	$4.12

	Year Ended May 31, 2013
	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings
Revenues	$2,375,923	$—	$—	$—	$2,375,923
Operating expenses:
Cost of service	862,075	—	(1,358)	(56,765)	803,952
Sales, general and administrative	1,119,860	—	(6,351)	—	1,113,509
Processing system intrusion	36,775	(36,775)	—	—	—
	2,018,710	(36,775)	(7,709)	(56,765)	1,917,461
Operating income	357,213	36,775	7,709	56,765	458,462
Other income (expense):
Interest and other income	10,353	—	—	—	10,353
Interest and other expense	(33,282)	—	8,383	—	(24,899)
	(22,929)	—	8,383	—	(14,546)
Income before income taxes	334,284	36,775	16,092	56,765	443,916
Provision for income taxes	(95,571)	(11,913)	(2,586)	(16,224)	(126,294)
Net income	238,713	24,862	13,506	40,541	317,622
Less: Net income attributable to noncontrolling interests, net of income tax	(22,588)	—	(3,594)	(6,024)	(32,206)
Net income attributable to Global Payments	$216,125	$24,862	$9,912	$34,517	$285,416
Diluted shares	78,227				78,227
Diluted earnings per share	$2.76	$0.32	$0.13	$0.44	$3.65

1 Represents insurance proceeds associated with processing system intrusion charges incurred in FY 2012.

2 For the year ended May 31, 2014, represents acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a credit related to the sale of an interest in our Brazil business and a subsequent charge associated with our retained interest, cost associated with the debt refinancing we completed in February 2014, non-cash losses from the retirement of fixed assets, charges related to employee termination benefits and HSBC's share of dividends declared. For the prior year, represents HSBC's share of GPAP dividends declared, one-time charges primarily related to employee termination benefits and certain contract settlement and related costs.

3 Represents adjustments to cost of service to exclude acquisition intangible amortization expense from net income and the related income tax benefit.

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the years ended May 31, 2014 and 2013 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to the processing system intrusion, acquisition intangible amortization, acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a nonrecurring charge associated with our retained interest in Brazil, non-cash losses from the retirement of fixed assets, employee termination benefits and resolution of a contract related contingency and an adjustment to the costs associated with the debt refinancing. In the twelve months ended May 2013, we also adjusted the net income attributable to noncontrolling interests to include HSBC's share of GPAP net income. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

SCHEDULE 8
RECONCILIATION OF CASH EARNINGS SEGMENT INFORMATION TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended May 31,
	2014					2013
	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings

Revenues:
United States	$407,153	$—	$—	$—	$407,153	$372,425	$—	$—	$—	$372,425
Canada	74,954	—	—	—	74,954	77,115	—	—	—	77,115
North America merchant services	482,107	—	—	—	482,107	449,540	—	—	—	449,540

Europe	153,577	—	—	—	153,577	132,217	—	—	—	132,217
Asia-Pacific	38,293	—	—	—	38,293	36,595	—	—	—	36,595
International merchant services	191,870	—	—	—	191,870	168,812	—	—	—	168,812

Total revenues	$673,977	$—	$—	$—	$673,977	$618,352	$—	$—	$—	$618,352

Operating income (loss) for segments:
North America merchant services	$70,420	$—	$1,428	$10,874	$82,722	$69,101	$—	$4,688	$6,440	$80,229
International merchant services	58,094	—	790	7,518	66,402	48,295	53	878	8,234	57,460
Corporate	(39,597)	—	12,509	—	(27,088)	(48,027)	28,411	1,182	—	(18,434)
Operating income	$88,917	$—	$14,727	$18,392	$122,036	$69,369	$28,464	$6,748	$14,674	$119,255

	Year Ended May 31,
	2014					2013
	GAAP	Processing System Intrusion[1]	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings

Revenues:
United States	$1,488,659	$—	$—	$—	$1,488,659	$1,394,675	$—		$—	$1,394,675
Canada	320,333	—	—	—	320,333	311,000	—		—	311,000
North America merchant services	1,808,992	—	—	—	1,808,992	1,705,675	—	—	—	1,705,675

Europe	587,463	—	—	—	587,463	522,593	—	—	—	522,593
Asia-Pacific	157,781	—	—	—	157,781	147,655	—	—	—	147,655
International merchant services	745,244	—	—	—	745,244	670,248	—	—	—	670,248

Total revenues	$2,554,236	$—	$—	$—	$2,554,236	$2,375,923	$—	$—	$—	$2,375,923

Operating income (loss) for segments:
North America merchant services	$272,251	$—	$3,945	$32,374	$308,570	$258,910	$—	$5,593	$23,659	$288,162
International merchant services	240,179	—	801	29,571	270,551	211,242	53	878	33,106	245,279
Corporate	(106,931)	(7,000)	15,404	—	(98,527)	(112,939)	36,722	1,238	—	(74,979)
Operating income (loss)	$405,499	$(7,000)	$20,150	$61,945	$480,594	$357,213	$36,775	$7,709	$56,765	$458,462

1 Represents insurance proceeds associated with processing system intrusion charges incurred in FY 2012.

2 Represents acceleration of equity awards and other costs associated with the retirement of our former CEO and Chairman, non-cash losses from the retirement of fixed assets, and charges related to employee termination benefits and certain contract settlement and related costs.

3 Represents acquisition intangible amortization expense.

SCHEDULE 9
OUTLOOK SUMMARY
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	Fiscal 2014 Actual	Fiscal 2015 Outlook	% Change FY14

Revenue Outlook
Total Revenues	$2.55	$2.69 to $2.76	6% to 8%

EPS Outlook
Cash EPS	$4.12	$4.52 to $4.62	10% to 12%
Acquisition-related intangible assets, non-recurring items and processing system intrusion[1]	(0.75)	(0.76)	1%
GAAP Diluted EPS	$3.37	$3.76 to $3.86	12% to 15%

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the years ended May 31, 2014 and 2013 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to the processing system intrusion, acquisition intangible amortization, acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a nonrecurring charge associated with our retained interest in Brazil, non-cash losses from the retirement of fixed assets, employee termination benefits and resolution of a contract related contingency and an adjustment to the costs associated with the debt refinancing. In the twelve months ended May 2013, we also adjusted the net income attributable to noncontrolling interests to include HSBC's share of GPAP net income. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
1 Fiscal 2015 reflects $0.72 of acquisition-related intangibles amortization and $0.04 of one-time charges. Fiscal 2014 reflects acquisition-related intangibles amortization of $0.51, processing-intrusion of ($0.07), and non-recurring items accounted for $0.31 relating to acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a credit related to the sale of an interest in our Brazil business and a subsequent charge associated with our retained interest, cost associated with the debt refinancing we completed in February 2014, non-cash losses from the retirement of fixed assets, charges related to employee termination benefits and HSBC's share of dividends declared.